CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of First Washington Realty Trust, Inc. (the "Company") of (1) our report dated January 31, 1998, except for Note 16, as to which the date is March 26, 1998, appearing on page F-2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, (2) our report on the combined statement of revenues and certain expenses of the Acquired Properties (as defined in footnote 1 of the statement) for the year ended December 31, 1997, which report is included in the Company's Form 8-K/A filed on June 26, 1998, and (3) our report on the combined statement of revenues and certain expenses of the Acquired Properties (as defined in footnote No. 1 to the statement) for the year ended December 31, 1997, which report is included in the Company's Form 8-K filed on March 10, 1999. We also consent to the reference to us under the caption "Experts" in such Prospectus.


PRICEWATERHOUSECOOPERS LLP

Washington, D.C.
March 10, 1999